TELEPHONE AND DATA SYSTEMS, INC.
                  1994 LONG-TERM INCENTIVE PLAN

               1995 PERFORMANCE STOCK OPTION AWARD


          Telephone and Data Systems, Inc., an Iowa corporation (the "Company"), hereby grants to ___________________________
(the "Optionee"), as of _______________, 1995 (the "Option
Date"), pursuant to the provisions of the Telephone and Data Systems, Inc. 1994 Long-Term Incentive Plan (the "Plan"), a Non-Qualified Stock Option (the "Option") to purchase from the Company _______ shares of Common Stock at the price of $____ per share upon and subject to the terms and conditions set forth below. Capitalized terms not defined herein shall have the meanings specified in the Plan.

1.   Time and Manner of Exercise of Option.
     -------------------------------------
          1.1. Exercise of Option.  (a)  Term.    The Option
shall become exercisable on December 15, 1995 and shall be exercisable until December 15, 2004 (the "Expiration Date").

          (b)  Disability.    If the Optionee's employment by the
Company terminates by reason of Disability, the Option shall be exercisable only to the extent it is exercisable on the effective date of the Optionee's termination of employment and after such date may be exercised by the Optionee (or the Optionee's Legal Representative) for a period of 12 months after the effective date of the Optionee's termination of employment or until the Expiration Date, whichever period is shorter. If the Optionee shall die within such period, the Option shall be exercisable by the beneficiary or beneficiaries duly designated by the Optionee or, if none, the executor or administrator of the Optionee's estate or, if none, the person to whom the Optionee's rights hereunder shall pass by will or by applicable laws of descent and distribution, to the same extent the Option was exercisable by the Optionee on the date of the Optionee's death, for a period ending on the later of
(i) the last day of such period and (ii) 90 days after the date of the Optionee's death.

          (c)  Retirement or Resignation with Prior Consent of
the Board.    If the Optionee's employment by the Company
terminates by reason of the Optionee's retirement after attainment of age 65 or by reason of the Optionee's resignation of employment at any age with the prior consent of the Board (as evidenced in the Company's minute book), the Option shall be exercisable only to the extent it is exercisable on the effective date of the Optionee's termination of employment and after such date may be exercised by the Optionee (or the Optionee's Legal Representative) for a period of 90 days after the effective date of the Optionee's retirement or resignation, as the case may be, or until the Expiration Date, whichever period is shorter. If the Optionee shall die within such period, the Option shall be exercisable by the beneficiary or beneficiaries duly designated by the Optionee or, if none, the executor or administrator of the Optionee's estate or, if none, the person to whom the Optionee's rights hereunder shall pass by will or by applicable laws of descent and distribution, to the same extent the Option was exercisable by the Optionee on the date of the Optionee's death, for a period ending 180 days after the effective date of the Optionee's retirement or resignation.

          (d)  Transfer to Affiliate.    If an Optionee's
employment by the Company terminates by reason of the Optionee's transfer of employment to an Affiliate, then the Optionee's employment with such Affiliate shall be deemed to be employment with the Company solely for the purpose of determining the exercisability of the Option, except that the Option shall be exercisable only to the extent it is exercisable at the time of such transfer.
                                -2-

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          (e)  Death.    If the Optionee's employment by the
Company terminates by reason of death, the Option shall be exercisable only to the extent it is exercisable on the date of death and after the date of death may be exercised by the beneficiary or beneficiaries duly designated by the Optionee or, if none, the executor or administrator of the Optionee's estate or, if none, the person to whom the Optionee's rights hereunder shall pass by will or by applicable laws of descent and distribution for a period of 180 days after the date of death or until the Expiration Date, whichever period is shorter.

          (f)  Other Termination of Employment.    If the
Optionee's employment by the Company terminates for any reason other than Disability, retirement after attainment of age 65, resignation of employment with the prior consent of the Board (as evidenced in the Company's minute book), a transfer to an Affiliate or death, the Option shall be exercisable only to the extent it is exercisable on the effective date of the Optionee's termination of employment and after such date may be exercised by the Optionee (or the Optionee's Legal Representative) for a period of 30 days after the effective date of the Optionee's termination of employment or until the Expiration Date, whichever period is shorter. If the Optionee shall die within such period, the Option shall be exercisable only to the extent it is exercisable on the date of death and after the date of death may be exercised by the beneficiary or beneficiaries duly designated by the Optionee or, if none, the executor or administrator of the Optionee's estate or, if none, the person to whom the Optionee's rights hereunder shall pass by will or by applicable laws of descent and distribution for a period of 120 days after the date of death or until the Expiration Date, whichever period is shorter. Notwithstanding the first sentence of this subsection
(f), if the Optionee ceases to be employed by the Company on account of the Optionee's negligence, willful misconduct, competition with the Company or an Affiliate or misappropriation of confidential information of the Company or an Affiliate, the Option shall terminate on the date the Optionee's employment with the Company terminates, unless such Option terminates earlier pursuant to Section 1.2.
                                -3-

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          1.2. Forfeiture of Option Upon Competition with Company
or Any Affiliate or Misappropriation of Confidential Information. Notwithstanding any other provision herein, the Option granted pursuant to this Award shall not be exercisable on or after any date on which the Optionee (a) enters into competition with the Company or an Affiliate, or (b) misappropriates confidential information of the Company or an Affiliate, as determined by the Committee or the Company in its sole discretion, and, accordingly, shall be terminated and thereby forfeited to the extent it has not been exercised as of such date.

          For purposes of the preceding sentence, the Optionee shall be treated as entering into competition with the Company or an Affiliate if the Optionee (i) directly or indirectly, individually or in conjunction with any person, firm or corporation, has contact with any customer of the Company or an Affiliate or any prospective customer which has been contacted or solicited by or on behalf of the Company or an Affiliate for the purpose of soliciting or selling to such customer or prospective customer any product or service, except to the extent such contact is made on behalf of the Company or an Affiliate, or
(ii) otherwise competes with the Company or an Affiliate in any manner or otherwise engages in the business of the Company or an Affiliate.

          The Optionee shall be treated as misappropriating confidential information of the Company or an Affiliate if the Optionee (i) uses confidential information (as described below) for the benefit of anyone other than the Company or such Affiliate, as the case may be, or discloses the confidential information to anyone not authorized by the Company or such Affiliate, as the case may be, to receive such information, (ii) upon termination of employment, makes any summaries of, takes any notes with respect to, or memorizes any information or takes any confidential information or reproductions thereof from the facilities of the Company or an Affiliate, or (iii) upon termination of employment or upon the request of the Company or an Affiliate, fails to return all confidential
                                -4-
information then in the Optionee's possession. "Confidential information" shall mean any confidential and proprietary drawings, reports, sales and training manuals, customer lists, computer programs, and other material embodying trade secrets or confidential technical, business, or financial information of the Company or an Affiliate.

          1.3. Method of Exercise.    Subject to the limitations
set forth in this Award, the Option may be exercised by the holder of the Option (1) by giving written notice to the Vice President-Human Resources of the Company at least 15 days prior to the exercise date specified in such notice, which notice shall specify the number of whole shares of Stock to be purchased and shall be accompanied by payment therefor in full (unless another arrangement for such payment which is satisfactory to the Company has been made) either (i) in cash, (ii) in previously owned whole shares of Stock (which the holder has held (or the holder and Optionee have held) for at least six months prior to the delivery of such shares of Stock or which the holder purchased on the open market and for which the holder has good title free and clear of all liens and encumbrances) having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (iii) in cash by a broker-dealer acceptable to the Company to whom the holder has submitted an irrevocable notice of exercise, (iv) by authorizing the Company to withhold whole shares of Stock which would otherwise be delivered upon exercise of the Option having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, or (v) a combination of (i), (ii) and (iv), and (2) by executing such documents as the Company may reasonably request. The Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (ii) - (iv), and if Optionee is subject to section 16 of the Exchange Act, the Company may require that the method of making such payment be in compliance with section 16 of the Exchange Act and the rules and regulations thereunder. Any fraction of a share of Stock which would be required to pay such purchase price shall be disregarded and the remaining
                                -5-
amount due shall be paid in cash by the holder. No share of Stock shall be delivered until the full purchase price therefor has been paid.

          1.4. Full or Partial Cancellation of Option.    In the
event that rights to purchase all or a portion of the shares of Stock subject to the Option expire or are exercised, cancelled or forfeited, the holder shall promptly return this Award to the Company. If the holder continues to have rights to purchase shares hereunder, the Company shall, within 10 days of the holder's delivery of this Award to the Company, either (i) mark the Award to indicate the extent to which the Option has expired or been exercised, cancelled or forfeited or (ii) issue to the holder a substitute option agreement applicable to such rights, which agreement shall otherwise be substantially similar to this Award in form and substance. If the holder does not return this Award to the Company, cancellation of the Option, to the extent it is expired, cancelled or forfeited shall nonetheless be effective.

2.   Additional Terms and Conditions of Option.
     -----------------------------------------
          2.1. Option Subject to Acceptance of Award.    The
Option shall become null and void unless the Optionee shall accept the Award by executing it in the space provided at the end hereof and returning it to the Company.

          2.2. Transferability of Option.    The Option may not
be transferred by the Optionee other than (i) by will or the laws of descent and distribution, (ii) pursuant to a beneficiary designation effective on the Optionee's death, or (iii) to a Permitted Transferee. During the Optionee's lifetime the Option is exercisable only by the Optionee (or the Optionee's Legal Representative) or a Permitted Transferee. Except as permitted by the foregoing, the Option may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or
                                -6-
otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Option, the Option and all rights hereunder shall immediately become null and void.

          2.3.  Agreement by Optionee.    As a condition
precedent to any exercise of the Option, the holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of shares of Stock and, in connection therewith, shall execute any documents which the Committee shall in its sole discretion deem necessary or advisable.

          2.4. Withholding Taxes.    (a)  As a condition
precedent to any exercise of the Option, the holder shall, upon request by the Company, pay to the Company in addition to the purchase price of the shares of Stock, such amount of cash as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the "Required Tax Payments") with respect to such exercise of the Option. If the holder shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the holder.

          (b) The holder may elect to satisfy his or her obligation to advance the Required Tax Payments by any of the following means: (1) a cash payment to the Company pursuant to
Section 2.4(a), (2) delivery to the Company of previously owned whole shares of Stock (which the holder has held (or the holder and the Optionee have held) for at least six months prior to the delivery of such shares of stock or which the holder purchased on the open market and for which the holder has good title, free and clear of all liens and encumbrances) the Fair Market Value of which shall be
                                -7-
determined as of the date the obligation to withhold or pay taxes first arises in connection with the Option (the "Tax Date"), (3) authorizing the Company to withhold whole shares of Stock which would otherwise be delivered to the holder upon exercise of the Option the Fair Market Value of which shall be determined as of the Tax Date, (4) a cash payment by a broker-dealer acceptable to the Company to whom the holder has submitted an irrevocable notice of exercise or (5) any combination of (1), (2) and (3). The Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (2)-(5), and if the Optionee is subject to section 16 of the Exchange Act, the Company may require that the method of satisfying such obligation be in compliance with section 16 of the Exchange Act and the rules and
regulations thereunder.   Shares of Stock to be delivered or
withheld may not have a Fair Market Value in excess of the minimum amount of the Required Tax Payments. Any fraction of a Share of Stock which would be required to satisfy any such obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder. No share of Stock shall be delivered until the Required Tax Payments have been satisfied in full.

          2.5. Adjustment.    In the event of any stock split,
stock dividend, recapitalization, reclassification, reorganization, merger, consolidation, spin-off, combination of shares in a reverse stock split or other similar event, the holder of the Option shall be entitled to receive upon the exercise of the Option, at a price determined by the Committee in its sole discretion, such shares of Stock and other securities to which the holder would be entitled had the holder exercised the Option prior to the occurrence of such event. If any other event shall occur which in the judgment of the Board would warrant an adjustment to the number or designation of the class or classes of securities subject to the Option or the purchase price of a share of Stock subject to the Option, such adjustments shall be authorized by the Board and made by the Committee upon such terms and conditions as it may deem equitable and appropriate. To the extent that any such event or action taken under this Section 2.5 shall entitle the holder of the Option to purchase additional shares of Stock, the shares of
                                -8-

Stock subject to the Option shall be deemed to include such additional shares of Stock. If any such adjustment would result in a fractional security being subject to the Option, the Company shall pay the holder in connection with the first exercise of the Option occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of
(A) the Fair Market Value on the exercise date over (B) the purchase price of a share of such security. Any determination made by the Committee under this Section 2.5 shall be final, binding and conclusive.

          2.6. Change in Control.    (a)  Notwithstanding any
other provision of this Award or any provision of the Plan, in the event of a Change in Control, the Option shall become immediately exercisable in full. In the event of a Change in Control pursuant to Section (b)(3) below, there may be substituted for each share of Stock subject to the Option, the number and class of shares into which each share of such Stock shall be converted pursuant to such Change in Control. In the event of such a substitution, the purchase price per share of stock then subject to the Option shall be appropriately adjusted by the Committee, but in no event shall the aggregate purchase price for such shares be greater than the aggregate purchase price for the shares of Stock subject to the Option prior to the Change in Control.

     (b) For purposes of this Award, "Change in Control" shall mean:

          (1) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of
     Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 25% or more of the combined voting power of the then outstanding securities of the Company entitled to vote generally on matters (without regard to the election of directors)
                                -9-

     (the "Outstanding Voting Securities"), excluding, however, the following: (i) any acquisition directly from the Company or an Affiliate (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege, unless the security being so exercised, converted or exchanged was acquired directly from the Company or an Affiliate), (ii) any acquisition by the Company or an Affiliate, (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i),
     (ii) and (iii) of subsection (3) of this Section 2.6(b), or
     (v) any acquisition by the following persons: (A) LeRoy T. Carlson or his spouse, (B) any child of LeRoy T. Carlson or the spouse of any such child, (C) any grandchild of LeRoy T. Carlson, including any child adopted by any child of LeRoy
     T. Carlson, or the spouse of any such grandchild, (D) the estate of any of the persons described in clauses (A)-(C),
     (E) any trust or similar arrangement (including any acquisition on behalf of such trust or similar arrangement by the trustees or similar persons) provided that all of the current beneficiaries of such trust or similar arrangement are persons described in clauses (A)-(C) or their lineal descendants, or (F) the voting trust which expires on June 30, 2009, or any successor to such voting trust, including the trustees of such voting trust on behalf of such voting trust (all such persons, collectively, the "Exempted Persons");

          (2) individuals who, as of November 4, 1994, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to November 4, 1994, whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided
                                -10-
     further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

          (3) approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"), excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners of the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 51% of the combined voting power of the outstanding securities of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns, either directly or indirectly, the Company or all or substantially all of the Company's assets) which are entitled to vote generally on matters (without regard to the election of directors), in substantially the same proportions relative to each other as the shares of Outstanding Voting Securities are owned immediately prior to such Corporate Transaction, (ii) no Person (other than the following Persons: (v) the Company or an Affiliate, (w) any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (x) the corporation resulting from such Corporate Transaction, (y) the Exempted Persons, (z) and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 25% or more of the Outstanding Voting Securities) will beneficially own, directly or indirectly, 25% or more of the combined voting power of the outstanding securities of such corporation entitled to vote generally on matters (without regard to the election of directors)
                                -11-
     and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

          (4) approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.


          2.7. Compliance with Applicable Law.    The Option is
subject to the condition that if the listing, registration or qualification of the shares of Stock subject to the Option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the purchase or delivery of shares hereunder, the Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent or approval.

          2.8. Delivery of Certificates.    Upon the exercise of
the Option, in whole or in part, the Company shall deliver or cause to be delivered one or more certificates representing the number of shares of Stock purchased against full payment therefor. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in Section 2.4.

          2.9. Option Confers No Rights as Stockholder.   The
holder of the Option shall not be entitled to any privileges of ownership with respect to shares of Stock subject to the Option unless and until such shares are purchased and delivered upon an exercise of the Option and the Optionee
                                -12-
becomes a stockholder of record with respect to such delivered shares. The holder shall not be considered a stockholder of the Company with respect to any shares not so purchased and delivered.

          2.10.     Company to Reserve Shares.    The Company
shall at all times prior to the expiration or termination of the Option reserve and keep available, either in its treasury or out of its authorized but unissued shares of Stock, the full number of shares subject to the Option from time to time.

3.   Miscellaneous Provisions.
     ------------------------
          3.1. Option Confers No Rights to Continued Employment.
In no event shall the granting of the Option or the acceptance of this Award and the Option by the Optionee give or be deemed to give the Optionee any right to continued employment by the Company or any subsidiary or affiliate.

          3.2. Decisions of Committee. The Committee shall have the right to resolve all questions which may arise in connection with the Option or its exercise. Any interpretation, determina-tion or other action made or taken by the Committee regarding the Plan or this Award shall be final, binding and conclusive.

          3.3. Award Subject to the Plan.    This Award is
subject to the provisions of the Plan, and shall be interpreted in accordance therewith. The Optionee hereby acknowledges receipt of a copy of the Plan.
                                -13-

          3.4. Successors.    The Award shall be binding upon and
inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Optionee, acquire any rights hereunder in accordance with this Award or the Plan.

          3.5. Notices.    All notices, requests or other
communications provided for in the Award shall be made in writing either (a) by actual delivery to the party entitled thereto, (b) by mailing in the United States mails to the last known address of the party entitled thereto, via certified or registered mail, postage prepaid and return receipt requested, or (c) by telecopy with confirmation of receipt. The notice shall be deemed to be received in case of delivery, on the date of its actual receipt by the party entitled thereto, in case of mailing by certified or registered mail, five days following the date of such mailing, and in the case of telecopy, on the date of confirmation of receipt.
          3.6. Governing Law.    The Option, this Award, and all
determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of Illinois and construed in accordance therewith without regard to principles of conflicts of laws.

          3.7. Counterparts.    This Award may be executed in
counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument.
                                -14-

                              Telephone and Data Systems, Inc.

                              By:________________________________
                                   LeRoy T. Carlson, Jr.
                                   President and Chief Executive
                                   Officer
Accepted this ____ day of
_________________, 1995.

__________________________________
Name:
                                -15-

                 TELEPHONE AND DATA SYSTEMS, INC.
                  1994 LONG-TERM INCENTIVE PLAN
               1995 PERFORMANCE STOCK OPTION AWARD

                   BENEFICIARY DESIGNATION FORM
                   ----------------------------

          You may designate a primary beneficiary and a secondary beneficiary. You can name more than one person as a primary or secondary beneficiary. For example, you may wish to name your spouse as primary beneficiary and your children as secondary beneficiaries. Your secondary beneficiary(ies) will receive nothing if any of your primary beneficiaries survive you. All primary beneficiaries will share equally unless you indicate otherwise. The same rule applies for secondary beneficiaries.

Designate Your Beneficiary(ies):
          Primary Beneficiary(ies) (give name, address and relationship to you):

          ___________________________________________________

          ___________________________________________________

          ___________________________________________________

          Secondary Beneficiary(ies) (give name, address and

          relationship to you): _____________________________

          ___________________________________________________

          ___________________________________________________

          I certify that my designation of beneficiary set forth above is my free act and deed.



______________________________     ______________________________
Name                               Signature
(please print)
                                   ______________________________
                                   Date


                                -16-
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